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Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No.333-80177, 333-82249, 333-34570 333-51878,
333-76272 and 333-87618) of F5 Networks, Inc., of our report dated November 1, 2002 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Seattle, Washington
December 6, 2002